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                                                                    EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                               OF COMBICHEM, INC,
                             a Delaware Corporation

                 The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct business and promote the purpose hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                   ARTICLE I

                 The name of this corporation is CombiChem, Inc.

                                   ARTICLE II

                 The address of the corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent 19901. The name of its registered agent at such address is CorpAmerica, Inc.

                                  ARTICLE III

                 The purpose of this corporation is to engage in any lawful act for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

                 A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Forty-Three Million One Hundred Seventy-Six Thousand Two Hundred Ninety-Six (143,196,296) shares. Eighty Million (80,000,000) shares shall be Common Stock, with a par value of $0.001 per share and Sixty Three Million One Hundred Seventy-Six Thousand Two Hundred Ninety-Six (63,196,296) shares shall be Preferred Stock, with a par value of $0.001 per share. The Preferred Stock authorized by these Restated Articles of Incorporation shall be issued by series as set forth herein. The first series of Preferred Stock shall be designated "Series A Preferred Stock" and shall consist of One Million (1,000,000) shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist of Two Million Two Hundred Twenty-Six Thousand Six Hundred Sixty-Seven (2,226,667) shares. The third series of Preferred Stock shall be designated "Series C Preferred Stock" and shall consist of Seventeen Million Five Hundred Nineteen Thousand Seven Hundred Seventy-Six (17,519,776) shares. The fourth series of Preferred Stock shall be designated "Series D Preferred Stock" and shall consist of Nine Million Eight Hundred Fifty-Nine Thousand Two Hundred Five (9,869,205) shares. The fifth series of Preferred Stock shall be designated "Series J Preferred Stock" and shall consist of Four Hundred Sixty-Five Thousand (465,000)
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shares.  The sixth series of Preferred Stock shall be designated "Series Z
Preferred Stock" and shall consist of One Million Five Hundred Thousand (1,500,000) shares. The seventh series of Preferred Stock shall be designated "Series A-1 Preferred Stock: and shall consist of One Million (1,000,000) shares. The eighth series of Preferred Stock shall be designated "Series B-1 Preferred Stock" and shall consist of Two Million Two Hundred Twenty-Six Thousand Six Hundred Sixty-Seven (2,226,667) shares. The ninth series of Preferred Stock shall be designated "Series C-1 Preferred Stock" and shall consist of Seventeen Million Five Hundred Nineteen Thousand Seven Hundred Seventy-Six (17,519,776) shares. The tenth series of Preferred Stock shall be designated "Series D-1 Preferred Stock" and shall consist of Nine Million Eight Hundred Fifty-Nine Thousand Two Hundred Five (9,869,205) shares.

                 B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series J Preferred Stock, the Series Z Preferred Stock, the Series A-1 Preferred Stock, the Series B-1 Preferred Stock, the Series C-1 Preferred Stock and the Series D-1 Preferred Stock are as set forth below in this Article IV(B). Subject to compliance with applicable protective voting rights ("Protective Provisions") which have been or may be granted to the Preferred Stock or any series thereof in Certificates of Determination or this corporation's Articles of Incorporation, as amended from time to time, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series A-1 Preferred Stock, the Series B-1 Preferred Stock, the Series C-1 Preferred Stock and the Series D-1 Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                 1.       Dividend Provisions.

                          (a)     The holders of shares of Series A Preferred
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be entitled to receive dividends in any fiscal year, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series J Preferred Stock or the Common Stock of this corporation, at the rate of $0.04 per share of Series A Preferred Stock, $0.06 per share of Series B Preferred Stock, $0.0496 per share


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of Series C Preferred Stock, $0.08 per share of Series D Preferred Stock, $0.04 per share of Series Z Preferred Stock, $0.04 per share of Series A-1 Preferred Stock, $0.06 per share of Series B-1 Preferred Stock, $0.0496 per share of Series C-1 Preferred Stock and $0.08 per share of Series D-1 Preferred Stock (each subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) per annum, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. After full dividends on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series Z Preferred Stock, the Series A-1 Preferred Stock, the Series B-1 Preferred Stock, the Series C-1 Preferred Stock and the Series D-1 Preferred Stock for all past dividend periods and the then current dividend period have been paid, the holders of shares of Series A Preferred Stock, Series B
Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock and the holders of shares of Series J Preferred Stock and Common Stock shall participate ratably in any dividends or other distributions (as distributions are defined below).

                          (b)     For purposes of this subsection 1, unless the
context otherwise requires, "distribution(s)" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, or the purchase or redemption of shares of this corporation (other than repurchases of common stock held by directors, employees or consultants of this corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this corporation.

                 2.       Liquidation Preference.

                          (a)     In the event of any liquidation, dissolution
or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series J Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.50 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price"), (ii) $0.75 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), (iii) $0.62 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price"), (iv) $1.00 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price"), (v) $0.50 for each outstanding share of Series Z Preferred Stock (the "Original Series Z Issue Price"), (vi) $0.50 for each outstanding share of Series A-1 Preferred Stock (the "Original Series A-1 Issue Price"), (vii) $0.75 for each outstanding share of Series B-1 Preferred Stock (the "Original Series B-1 Issue Price"), (viii) $0.62 for each outstanding share of Series C-1 Preferred Stock (the "Original Series C-1 Issue Price"), (ix) $1.00 for each outstanding share of Series D-1 Preferred Stock (the "Original Series D-1 Issue Price") (each subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) and (x) an amount equal to declared but unpaid dividends on such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1





                                       3.
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Preferred Stock, respectively.  If upon the occurrence of such event, the assets and funds thus distributable among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed (x) first ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock in proportion to the aggregate liquidation preferences of each respective series, and ratably among the holders of that series in proportion to the amount of such stock owned by each such holder, and (y) thereafter ratably among the holders of the Series Z Preferred Stock in proportion to the amount of such stock owned by each such holder.

                          (b)     Upon the completion of the distribution
required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (with each share of Preferred Stock participating on an "as-converted-into-Common-Stock" basis).

                          (c)     A consolidation or merger of this corporation
with or into any other corporation or corporations in which fifty percent (50%) or more of the voting power of the corporation held by the stockholders of the corporation immediately prior to the merger or consolidation is transferred (excluding reincorporations of the corporation the sole purpose of which is to change the state of incorporation), or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is transferred, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

                 3.       Redemption.

                          (a)     At any time after December 31, 1998, but
within forty-five (45) days (the "Redemption Date") after the receipt by this corporation of a written request from the holders of not less than seventy percent (70%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock treated as a single class, that all of such holders' shares be redeemed, and immediately prior to the surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem all of the then outstanding





                                       4.
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shares of Series A Preferred Stock, Series B Preferred Stock, Series C
Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock by paying in cash therefor a sum per share equal to the Original Series A Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series A Preferred Stock, the Original Series B Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series B Preferred Stock, the Original Series C Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series C Preferred Stock, the Original Series D Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series D Preferred Stock, the Original Series A-1 Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series A-1 Preferred Stock, the Original Series B-1 Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series B-1 Preferred Stock, the Original Series C-1 Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series C-1 Preferred Stock and the Original Series D-1 Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to declared but unpaid dividends on such share for each share of Series D-1 Preferred Stock (such amounts are hereinafter referred to herein as the "Redemption Prices").

                          (b)     Not less than fifteen (15) days prior to the
Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder (which shall be all of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock held by such holder), the Redemption Date, the Redemption Prices of each of the respective series to be redeemed from such holder, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing all of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock held by such holder (the "Redemption Notice"). Except as provided in subsection 3(c) of this Division B of Article IV, on or after the Redemption Date, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock





                                       5.
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shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Prices of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

                          (c)     From and after the Redemption Date, unless
there shall have been a default in payment of the Redemption Prices, all rights of the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock as holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, respectively (except the right to receive the respective Redemption Prices without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock in proportion to the Redemption Prices of the respective series, and ratably among the holders of each series in proportion to the amount of such stock owned by each such holder. Notwithstanding anything herein to the contrary, the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on the Redemption Date but which it has not redeemed.

                          (d)     The shares of Series J Preferred Stock and
Series Z Preferred Stock are not redeemable.

                 4. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1





                                       6.
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Preferred Stock and Series D-1 Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                          (a)     Right to Convert.  Each share of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and, in the case of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, on or prior to the fifth day prior to the Redemption Date, if any, as may have been fixed in the Redemption Notice, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Original Series A Issue Price for each share of Series A Preferred Stock, (ii) the Original Series B Issue Price for each share of Series B Preferred Stock, (iii) the Original Series C Issue Price for each share of Series C Preferred Stock, (iv) the Original Series D Issue Price for each share of Series D Preferred Stock,
(v) $0.10 for each share of Series J Preferred Stock (the "Original Series J Issue Price"), (vi) the Original Series Z Issue Price for each share of Series Z Preferred Stock, (vii) the Original Series A-1 Issue Price for each share of Series A-1 Preferred Stock, (viii) the Original Series B-1 Issue Price for each share of Series B-1 Preferred Stock, (ix) the Original Series C-1 Issue Price for each share of Series C-1 Preferred Stock and (x) the Original Series D-1 Issue Price for each share of Series D-1 Preferred Stock, in each case by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, for shares of Series B Preferred Stock shall be the Original Series B Issue Price, for shares of Series C Preferred Stock shall be the Original Series C Issue Price, for shares of Series D Preferred Stock shall be the Original Series D Issue Price, for shares of Series J Preferred Stock shall be the Original Series J Issue Price, for shares of Series Z Preferred Stock shall be the Original Series Z Issue Price, for shares of Series A-1 Preferred Stock shall be the Original Series A-1 Issue Price, for shares of Series B-1 Preferred Stock shall be the Original Series B-1 Issue Price, for shares of Series C-1 Preferred Stock shall be the Original Series C-1 Issue Price and for shares of Series D-1 Preferred Stock shall be the Original Series D-1 Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Series Z Preferred Stock shall each be subject to adjustment as set forth in subsections 4(d) and 4(e) of this Division B of
Article IV and the Conversion Price for the Series J Preferred Stock, the Series A-1 Preferred Stock, the Series B-1 Preferred Stock, the Series C-1 Preferred Stock and the Series D-1 Preferred Stock shall be subject to adjustment as set forth in subsection 4(e) of this Division B of Article IV.

                          (b)     Automatic Conversion.  Each share of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series immediately upon the earlier of (i) the closing of the corporation's sale of its Common





                                       7.

Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which (exclusive of underwriting discounts, commissions and expenses) is not less than $4.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and $12,000,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, voting together as a single class.

                          (c)     Mechanics of Conversion.  Before any holder
of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such stock and shall give written notice to this corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to each such holder, or to the nominee or nominees of each such holder, (i) a certificate or certificates for the number of shares of Common Stock to which each such holder shall be entitled as aforesaid and (ii) a cash payment of all declared but unpaid dividends on the converted shares as of the date of conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and/or Series D-1 Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock until immediately prior to the closing of such sale of securities.





                                       8.

                          (d)     Conversion Price Adjustments of Series A,
Series B, Series C, Series D and Series Z Preferred Stock for Certain Dilutive Issuances. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series Z Preferred Stock shall be subject to adjustment from time to time as follows:

                                  (i)(A)   If the corporation shall issue,
after the date upon which any shares of Series D Preferred Stock were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of the Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of the Preferred Stock) plus the number of shares of such Additional Stock.

                                  (B)      No adjustment of the Conversion
Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series Z Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 4(d)(i)(E)(3) and 4(d)(i)(E)(4) of this Division B of Article IV, no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                  (C)      In the case of the issuance of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                  (D)      In the case of the issuance of the
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.





                                       9.

                                  (E)      In the case of the issuance (whether
before, on or after the applicable Purchase Date) of options or warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii) of this Division B of Article IV:

                                        (1)     The aggregate maximum number of
                 shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D) of this Division B of Article IV), if any, received by the corporation upon the issuance of such options, warrants or rights plus the minimum exercise price provided in such options, warrants or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                        (2)  The aggregate maximum number of
                 shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D) of this Division B of Article IV).

                                        (3)     In the event of any change in
                 the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options, warrants or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series Z Preferred Stock, to the extent in any way affected by or computed using such





                                      10.

                 options, warrants, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options, warrants or rights or the conversion or exchange of such securities.

                                        (4)     Upon the expiration of any such
                 options, warrants or rights, the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series Z Preferred Stock, to the extent in any way affected by or computed using such options, warrants, rights or securities or options, warrants or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options, warrants or rights related to such securities.

                                        (5)     The number of shares of Common
                 Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) of this Division B of Article IV shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4) of this Division B of
                 Article IV.

                          (ii)  "Additional Stock" shall mean any shares of
Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E) of this Division B of Article IV) by this corporation after the Purchase Date other than:

                                  (A)      shares of Common Stock issued upon
                 conversion of the Preferred Stock; or

                                  (B)      up to 6,220,274 shares of Common
                 Stock (as adjusted for any stock splits or other recapitalization) issuable or issued to employees, consultants or directors of this corporation pursuant to stock option plans or arrangements approved by the Board of Directors of the corporation; or

                                  (C)      Common Stock issued pursuant to a
                 transaction described in subsection 4(e)(i) of this Division B of Article IV; or

                                  (D)      shares of Common Stock or warrants
                 to purchase shares of Common Stock issued in connection with a bona fide acquisition of another business, whether by merger, consolidation or purchase of assets, or bona fide equipment leasing transactions unanimously approved by the Board of Directors of this corporation; or





                                      11.

                                  (E)      shares of Preferred Stock issued
                 upon exercise of any options or warrants to purchase the corporation's Preferred Stock outstanding as of the Purchase Date.

                          (e)     Conversion Price Adjustments of Preferred
Stock for Certain Splits and Combinations. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be subject to adjustment from time to time as follows:

                                  (i)  In the event the corporation should at
any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E) of this Division B of Article IV.

                                  (ii)  If the number of shares of Common Stock
outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                          (f)     Other Distributions.  In the event this
corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(e)(i) of this Division B of Article IV, then, in each such case for the purpose of this subsection 4(f), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock,





                                      12.

Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                          (g)     Recapitalizations.  If at any time or from
time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2 of this Division B of Article IV) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, respectively, the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                          (h)     No Impairment.  Unless approved in accordance
with Sections 6 and 7 of this Division B of Article IV, this corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock against impairment.





                                      13.

                          (i)     No Fractional Shares and Certificate as to
Adjustments.

                                  (i)  No fractional shares shall be issued
upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                  (ii)  Upon the occurrence of each adjustment
or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock.

                          (j)     Notices of Record Date.  In the event of any
taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, at least 20 days prior to the date specified therein, a





                                      14.

notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                          (k)     Reservation of Stock Issuable Upon
Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, in addition to such other remedies as shall be available to each holder of any of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite stockholder approval of any necessary amendment to these articles.

                          (l)     Notices.  Any notice required by the
provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

                          (m)     Special Mandatory Conversion.

                                  (i)      At any time following the Purchase
Date, if (a) the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are entitled to exercise the right of first refusal (the "Right of First Refusal") set forth in Section 2.3 of the Amended or Restated Investors' Rights Agreement dated on or about November 12, 1996, by and between this corporation and certain investors, as amended from time to time (the "Rights Agreement"), with respect to an equity financing of the corporation in an aggregate amount of at least $500,000 (the "Equity Financing"), (b) this corporation has complied with its notice obligations, or such obligations have been waived, under the Right of First Refusal with respect to such Equity Financing and this corporation thereafter proceeds to consummate the Equity Financing and (c) such holder, including such holder's affiliates (collectively, a "Non- Participating Holder") does not by





                                      15.

exercise of such holder's Right of First Refusal acquire his, her or its Pro Rata Share (as defined in Section 2.3 of the Rights Agreement) offered in such Equity Financing (a "Mandatory Offering"), then all of such Non-Participating Holder's shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock shall automatically and without further action on the part of such holder be converted effective upon, subject to and immediately prior to, the consummation of the Mandatory Offering (the "Mandatory Offering Date") into an equivalent number of shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, respectively ("Special Mandatory Conversion"); provided, however, that no such conversion shall occur in connection with a particular Equity Financing if, pursuant to the written request of the Board of Directors and subject to the approval of the holders of a majority of the outstanding Preferred Stock, such holder agrees in writing to waive his, her or its Right of First Refusal with respect to such Equity Financing. Upon conversion pursuant to this subsection 4(m)(i), the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock so converted shall be cancelled and not subject to reissuance.

                                  (ii)     The holder of any shares of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock converted pursuant to this subsection 4(m) shall deliver to this corporation during regular business hours at the office of any transfer agent of the corporation for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock or at such other place as may be designated by the corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to this corporation. As promptly as practicable thereafter, this corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and/or Series D-1 Preferred Stock to be issued and such holder shall be deemed to have become a stockholder of record of such Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and/or Series D-1 Preferred Stock on the Mandatory Offering Date unless the transfer books of this corporation are closed on that date, in which event he, she or it shall be deemed to have become a stockholder of record of such Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and/or Series D-1 Preferred Stock on the next succeeding date on which the transfer books are open.

                                  (iii)    In the event that any shares of
Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and/or Series D-1 Preferred Stock are issued, concurrently with such issuance, this corporation shall use its best efforts to take all such action as may be required, including amending its Articles of Incorporation, (a) to cancel all authorized shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock that remain unissued after such issuance, (b) to create and reserve for issuance upon Special Mandatory Conversion of any then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock so cancelled and designated Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock and Series D-2 Preferred Stock, with





                                      16.

the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, respectively, except that the Conversion Price for such shares of Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock and Series D-2 Preferred Stock once initially issued shall be the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, respectively, in effect immediately prior to such issuance and (c) to amend the provisions of this subsection 4(m) to provide that any subsequent Special Mandatory Conversion will be into shares of Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock and Series D-2 Preferred Stock rather than Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock, respectively. This corporation shall take the same actions with respect to the Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock and Series D-2 Preferred Stock and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized. The right to receive any dividend declared but unpaid at the time of conversion on any shares of Preferred Stock converted pursuant to the provisions of this subsection 4(m) shall accrue to the benefit of the new shares of Preferred Stock issued upon conversion thereof.

                                  (iv)     A copy of the Rights Agreement is on
file at the offices of this corporation and will be made available upon request and without charge.

                 5. Voting Rights. The holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, and Series C-1 Preferred Stock and Series D-1 Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                 6. Protective Provisions for Series A, Series B, Series C, Series D, Series Z, Series A-1, Series B-1, Series C-1 and Series D-1 Preferred Stock. So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred





                                      17.

Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, voting together as a single class:

                          (a)     alter or change the rights, preferences or
privileges of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock so as to affect materially or adversely the shares; or

                          (b)     increase or decrease (other than by
redemption or conversion) the total number of authorized shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock; or

                          (c)     reclassify any shares of Common Stock or
Preferred Stock to give those shares a preference over, or to make those shares on a parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock with respect to dividends, redemption or voting rights or upon liquidation; or

                          (d)     redeem, purchase or otherwise acquire (or pay
into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or upon the occurrence of certain events, such as the termination of employment.

                 7. Protective Provisions for Series C and Series C-1 Preferred Stock. So long as any shares of Series C Preferred Stock or Series C-1 Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock voting together as a single class:

                          (a)     amend the corporation's Articles of
Incorporation to alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock or Series C-1 Preferred Stock so as to affect materially or adversely the shares; or

                          (b)     increase or decrease (other than by
redemption or conversion) the total number of authorized shares of Series C Preferred Stock or Series C-1 Preferred Stock





                                      18.

(other than pursuant to subsection (m) of Section 4 of Division B of this Article IV hereof); or

                          (c)     authorize or issue, or obligate itself to
issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series C Preferred Stock or Series C-1 Preferred Stock with respect to dividends, redemption or voting rights or upon liquidation; or

                          (d)     reclassify any shares of Common Stock to give
those shares a preference over, or to make those shares on a parity with, the Series C Preferred Stock or Series C-1 Preferred Stock with respect to dividends, redemption or voting rights or upon liquidation; or

                          (e)     pay dividends upon or redeem, purchase or
otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock other than shares of Series C Preferred Stock or Series C-1 Preferred Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or upon the occurrence of certain events, such as the termination of employment, or (ii) the redemption of any share or shares of Preferred Stock in accordance with the provisions of Section 3 of this Division B of Article IV; or

                 8. Protective Provisions for Series D and Series D-1 Preferred Stock. So long as any shares of Series D Preferred Stock or Series D-1 Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock voting together as a single class:

                          (a)     amend the corporation's Articles of
Incorporation to alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock or Series D-1 Preferred Stock so as to affect materially or adversely the shares; or

                          (b)     increase or decrease (other than by
redemption or conversion) the total number of authorized shares of Series D Preferred Stock or Series D-1 Preferred Stock (other than pursuant to subsection (m) of Section 4 of Division B of this Article IV hereof); or

                          (c)     authorize or issue, or obligate itself to
issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series D Preferred Stock or Series D-1 Preferred Stock with respect to dividends, redemption or voting rights or upon liquidation; or

                          (d)     reclassify any shares of Common Stock to give
those shares a preference over, or to make those shares on a parity with, the Series D Preferred Stock or





                                      19.

Series D-1 Preferred Stock with respect to dividends, redemption or voting rights or upon liquidation; or

                          (e)     pay dividends upon or redeem, purchase or
otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock other than shares of Series D Preferred Stock or Series D-1 Preferred Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or upon the occurrence of certain events, such as the termination of employment, or (ii) the redemption of any share or shares of Preferred Stock in accordance with the provisions of Section 3 of this Division B of Article IV; or

                 9. Protective Provisions for Series C, Series D, Series C-1 and Series D-1 Preferred Stock. So long as any shares of Series C Preferred Stock, Series D Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series C-1 Preferred Stock and Series D-1 Preferred Stock, voting together as a single class:

                          (a)     sell, convey or otherwise dispose of or
encumber all or substantially all of its assets or business or merge with or into or consolidate with any other entity (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of; or

                          (b)     increase the authorized number of directors
of the corporation to more than eight (8).

                 10.      Status of Redeemed or Converted Stock.  In the event
(a) any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock shall be redeemed pursuant to Section 3 of this Division B of Article IV or (b) any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series J Preferred Stock, Series Z Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock or Series D-1 Preferred Stock shall be converted pursuant to Section 4 of this Division B of Article IV, the shares so redeemed or converted shall be cancelled, together with a like number of shares of Common Stock, and such shares and shall not be issuable by the corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

                 11. Repurchase of Shares. Each holder of an outstanding share of Preferred Stock shall be deemed to have consented, for purposes of Sections 160 and/or 173 of the Delaware General Corporation Law, to distributions made by the corporation in connection





                                      20.

with the repurchase of shares of Common Stock issued to or held by employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or upon the occurrence of certain events, such as the termination of employment.

                 C.       Common Stock.

                 1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                 2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of division B of this Article IV.

                 3.       Redemption.  The Common Stock is not redeemable.

                 4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote with respect to such share, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

                 A. Exculpation. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                 B. Indemnification. To the extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.





                                      21.

         C. Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                   ARTICLE VI

         Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation.

                                  ARTICLE VII

         No holder of shares of stock of the corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the corporation shall have by contract agreed.

                                  ARTICLE VIII

         The corporation is to have a perpetual existence.

                                   ARTICLE IX

         The corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation and/or any provision contained in any amendment to or restatement of this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE X

         The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws by the requisite affirmative vote of Directors as set forth in the Bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors by the requisite affirmative vote of stockholders as set forth in the Bylaws; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.





                                      22.

                                   ARTICLE XI

         The name and mailing address of the incorporator is Lisa A. McQuen, 550 West "C" Street, Suite 1200, San Diego, California 92101.










               [Remainder of This Page Intentionally Left Blank]
































                                      23.

         IN WITNESS WHEREOF, this Certificate of Incorporation has been signed under the seal of the corporation as of this 18th day of September, 1997 by the undersigned who affirms that the statements made herein are true and correct.




                                        /s/ Lisa A. McQuen
                                        -------------------------------------
                                        Lisa A. McQuen

















                [SIGNATURE PAGE TO CERTIFICATE OF INCORPORATION
                              OF COMBICHEM, INC.]





                                      24.

                         CERTIFICATE OF AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATION OF
                                 COMBICHEM, INC.



        CombiChem, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

        DOES HEREBY CERTIFY:

        FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth proposed amendments to the Certificate of Incorporation of the Corporation, and declaring said amendments to be advisable and recommended for approval by the stockholders of the Corporation. The resolutions setting forth the proposed amendments are as follows:

        NOW, THEREFORE, BE IT RESOLVED, that Section A of Article IV of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

               "A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Forty-Three Million One Hundred Ninety-Six Thousand Two Hundred Ninety-Six (143,196,296) shares. Eighty Million (80,000,000) shares shall be Common Stock and Sixty Three Million One Hundred Ninety-Six Thousand Two Hundred Ninety-Six (63,196,296) shares shall be Preferred Stock. The Preferred Stock authorized by these Restated Articles of Incorporation shall be issued by series as set forth herein. The first series of Preferred Stock shall be designated "Series A Preferred Stock" and shall consist of One Million (1,000,000) shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist of Two Million Two Hundred Twenty-Six Thousand Six Hundred Sixty-Seven (2,226,667) shares. The third series of Preferred Stock shall be designated "Series C Preferred Stock" and shall consist of Seventeen Million Five Hundred Nineteen Thousand Seven Hundred Seventy-Six (17,519,776) shares. The fourth series of Preferred Stock shall be designated "Series D Preferred Stock" and shall consist of Nine Million Eight Hundred Sixty-Nine Thousand Two Hundred Five (9,869,205) shares. The fifth series of Preferred Stock shall be designated "Series J Preferred Stock" and shall consist of Four Hundred Sixty-Five Thousand (465,000) shares. The sixth series of Preferred

        Stock shall be designated "Series Z Preferred Stock" and shall consist of One Million Five Hundred Thousand (1,500,000) shares. The seventh series of Preferred Stock shall be designated "Series A-1 Preferred
        Stock: and shall consist of One Million (1,000,000) shares. The eighth series of Preferred Stock shall be designated "Series B-1 Preferred Stock" and shall consist of Two Million Two Hundred Twenty-Six Thousand Six Hundred Sixty-Seven (2,226,667) shares. The ninth series of Preferred Stock shall be designated "Series C-1 Preferred Stock" and shall consist of Seventeen Million Five Hundred Nineteen Thousand Seven Hundred Seventy-Six (17,519,776) shares. The tenth series of Preferred Stock shall be designated "Series D-1 Preferred Stock" and shall consist of Nine Million Eight Hundred Sixty-Nine Thousand Two Hundred Five (9,869,205) shares.

               Upon the amendment of this Article IV as set forth herein, each four (4) shares of Common Stock, $0.001 par value per share, issued and outstanding at such time shall be combined, reclassified and converted into one (1) share of Common Stock, $0.001 par value per share ("new shares"). No fractional share shall be issued upon the combination, reclassification and conversion of any share or shares of Common Stock. If the combination, reclassification and conversion of the shares of Common Stock represented by each certificate (including, for this purpose, a holder of a certificate of shares of Common Stock issuable upon the conversion of Preferred Stock) would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, issue the holder one additional share. An amount shall be transferred from capital to surplus so that the amount of capital represented by the new shares in the aggregate at the time of filing of this Certificate of Amendment shall equal the aggregate number of new shares multiplied by $0.001. Unless otherwise requested by the holders thereof, the share certificates representing the shares outstanding prior to the filing of this Certificate of Amendment shall represent such number of new shares as combined, reclassified and converted following the filing of this Certificate of Amendment. Upon surrender by a holder of Common Stock of a certificate or certificates for Common Stock, $0.001 par value, duly endorsed, at the office of this Corporation, this Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of new shares to which such holder shall be entitled as aforesaid."

        SECOND: That, thereafter, the stockholders approved the foregoing amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law. The total number of outstanding shares of the Corporation is 7,650,924 shares of Common Stock, 1,000,000 shares of Series A Preferred Stock, 2,226,667 shares of Series B Preferred Stock, 17,158,486 shares of Series C Preferred Stock, 9,869,205 shares of Series D Preferred Stock, 232,500 shares of Series J Preferred Stock and 532,777 shares of Series Z Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being
(a) a majority of the outstanding shares of Common Stock and (b) a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series Z Preferred Stock (voting together on an as-converted basis) (c) a majority of the outstanding shares of Series C Preferred Stock and (d) a majority of the outstanding shares of Series D Preferred Stock.

        FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, said CombiChem, Inc. has caused this certificate to be signed by Karin Eastham, its Vice President of Finance/Administration, this 14th day of October, 1997.




                                            By: /s/ Karin Eastham
                                                -------------------------------
                                                Karin Eastham, Vice President
                                                Finance/Administration





                  [SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]